Exhibit 99.1

News release

QLT APPOINTS DR. GEOFFREY F. COX AS INTERIM CHIEF EXECUTIVE OFFICER

Announces 2014 Annual General Meeting Date

For Immediate Release	October 24, 2014

VANCOUVER, CANADA — QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced that current QLT Board member, Geoffrey F. Cox, Ph.D., has been appointed interim Chief Executive Officer, effective immediately. Dr. Cox brings more than 35 years of business and scientific leadership in the pharmaceutical and biotechnology industries to QLT, 13 years of which have been as Chairman and CEO of public companies. Dr. Cox will continue in his role as a member of the QLT Board of Directors. In conjunction with Dr. Cox’s appointment, the QLT Board has disbanded its Executive Transition Committee.

Jason Aryeh, the Chairman of the Board of Directors of QLT, stated, “Geoffrey is a prominent and well-respected industry veteran with experience restructuring, rationalizing and forming strategic partnerships for orphan drug focused biopharmaceutical companies. As a member of the QLT Board, his experience and insights have been of value, and we believe Geoff is well suited to now lead the Company on an interim basis as we assess all potential strategic options.”

“As a QLT Board member, I have witnessed the Company’s dedication to innovation, improving ocular health for patients, and value creation for shareholders,” said Dr. Cox. “QLT has multiple key strengths, including a high potential synthetic retinoid program, accompanied by a low cost structure. I look forward to working with both the Board and the executive management team to finalize a definitive corporate strategy, and report on our progress and achievements in the coming months.”

Most recently, Dr. Cox served as an independent consultant to the life sciences industry. From 2001 to 2010, Dr. Cox was Chairman, President and CEO of GTC Biotherapeutics Inc. (now rEVO Biologics), and from 1997 to 2001 he was Chairman, President and CEO of Aronex Pharmaceuticals Inc. Prior to that, he served at Genzyme Corporation Inc., last serving as its Executive Vice President, Operations. Dr. Cox is a former Chairman of MassBio, the Massachusetts Biotechnology Council, and served for a number of years on the Board of the Biotechnology Industries Association (BIO). Dr. Cox holds a BSc. in biochemistry from the University of Birmingham, UK and a Ph.D. in biochemistry from the University of East Anglia, UK.

The Company also announced that the 2014 annual general meeting of shareholders will be held in Vancouver, British Columbia, Canada, on Monday, December 15, 2014.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of applicable Canadian securities laws. Forward looking statements include, but are not limited to: statements relating to the review of all potential strategic options; statements relating to the potential of our synthetic retinoid program; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “could,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following risks, uncertainties and other factors: the effect that QLT’s announcements and actions will have on the market price of our securities; factors described in detail in QLT’s Annual Report on Form 10K, Quarterly Reports on Form 10Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.